As filed with the Securities and Exchange Commission on August 31, 2006

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

Delaware	82-0419266
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Coldwater Creek Drive

Sandpoint, Idaho  83864

(Address of principal executive offices)  (Zip Code)

Amended and Restated Stock Option/Issuance Plan

2006 Employee Stock Purchase Plan

(Full title of the Plan)

Dennis C. Pence

Chairman and Chief Executive Officer

Coldwater Creek Inc.

One Coldwater Creek Drive

Sandpoint, Idaho 83864

(208) 263-2266

(Name and address, telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Amended and Restated Stock Option/ Stock Issuance Plan: Common Stock, $.01 par value per share (1)	2,700,000 shares	$27.75	$74,925,000	$8,016.98
2006 Employee Stock Purchase Plan: Common Stock, $.01 par value per share (1)	1,800,000 shares	$27.75	$49,950,000	$5,344.65
Total:	4,500,000 shares	$27.75	$124,875,000	$13,361.63

(1)             This Registration Statement shall also cover any additional shares of common stock which become issuable under the Amended and Restated Stock Option/Issuance Plan and/or the 2006 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)             Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant’s common stock on August 30, 2006, as reported by the Nasdaq National Market.

(3)             Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 2,700,000 shares of common stock of the Registrant (the “Common Stock”) for issuance under the Coldwater Creek Inc. Amended and Restated Stock Option/Issuance Plan (the “Plan”).  The contents of the prior Registration Statements relating to the Plan, Filing Nos. 333-60099, 333-31699 and 333-82260, are incorporated herein by reference.  The Registration Statement on Form S-8 also registers the offer and sale of 1,800,000 shares of Common Stock for issuance under the 2006 Employee Stock Purchase Plan (the “ESPP”).  The number of shares being registered hereunder reflects a fifty percent common stock dividend, having the effect of a three-for-two stock split, declared by the Board of Directors of the Registrant on December 12, 2005 and paid on January 13, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

*  Coldwater Creek Inc. will deliver without charge to each employee or other individual selected or eligible to participate in the 2006 Employee Stock Purchase Plan the documents containing the information required by Part I of Form S-8 to be included in this Registration Statement.  In accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in Item 3 of Part II of this Registration Statement constitute the prospectus required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Coldwater Creek Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)          The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, filed with the Commission on April 13, 2006, as amended on Form 10-K/A filed with the Commission on June 21, 2006;

(b)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2006, filed with the Commission on June 8, 2006, as amended on Form 10-Q/A filed with the Commission on June 21, 2006;

(c)          The Registrant’s Preliminary Proxy Statement on Form PRE14A filed with the Commission on April 28, 2006, and Definitive Proxy Statement on Form DEF14A filed with the Commission on May 8, 2006;

(d)         The Registrant’s Current Reports on Form 8-K filed with the Commission on August 9, 2006, June 27, 2006, June 21, 2006, June 20, 2006, June 14, 2006, May 24, 2006 (as amended on Form 8-K/A filed on June 1, 2006), April 25, 2006, April 11, 2006, March 30, 2006, March 8, 2006, February 16, 2006, February 9, 2006, and February 1, 2006 (provided that information reported in such Current Reports shall not be incorporated by reference herein to the extent such information was furnished and not

                        “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(e)          The description of the terms, rights and provisions applicable to the Registrant’s outstanding common stock contained in the Registrant’s Registration Statement, File No. 333-16651, on Form S-1 filed with the Commission on November 22, 1996, as updated by the description contained in the Registrant’s Registration Statement, File No. 333-110932, on Form S-3 filed with the Commission on December 4, 2003, as amended.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Bylaws of the Registrant provide for the indemnification of the Registrant’s directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the Delaware General Corporation Law (the “DGCL”). The indemnification provided under the Bylaws includes the right to be paid by the Registrant the expenses (including attorneys’ fees) for any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of those expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. The indemnification provisions under the Bylaws are not exclusive of any other rights to which the Registrant’s directors or officers may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise. In addition, indemnification provisions shall continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such a person.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

The Registrant has entered into indemnification agreements with each of its directors pursuant to which the Registrant agrees to indemnify the director against expenses, judgments, fines or amounts paid in settlement incurred by the director and arising out of his capacity as a director, officer, employee and/or agent of the Registrant or other enterprise of which he is a director, officer, employee or agent acting at the Registrant’s request to the maximum extent permitted by applicable law, subject to certain limitations. In addition, the director or officer shall be entitled to an advance of expenses, to the maximum extent authorized or permitted by law, to meet the obligations indemnified against, subject to certain limitations.

Under Delaware law, the Registrant may purchase and maintain insurance for the benefit and on behalf of its directors and officers insuring against all liabilities that may be incurred by the director or officer in or arising out of his capacity as a director, officer, employee and/or agent of the Registrant. The Registrant had in force as of August 1, 2006 director and officer liability insurance on behalf of its directors and officers in the amount of $45.0 million.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
4.1	Specimen stock certificate (filed with the Registrant’s S-1/A, File No. 333-16651).

5.1	Opinion and consent of Hogan & Hartson L.L.P.

23.1	Consent of KPMG LLP, Independent Registered Public Accountants.

23.2	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Amended and Restated Stock Option/Stock Issuance Plan (filed with the Registrant’s proxy statement filed on Form 14A on May 10, 2005, File No. 000-21915).

99.2	2006 Employee Stock Purchase Plan (filed with the Registrant’s preliminary proxy statement filed on Form PRE14A on April 28, 2006, File No. 000-21915).

Item 9.                    Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8 (as in this case), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandpoint, State of Idaho on this 31st day of August 2006.

COLDWATER CREEK INC.

By:	/s/ Dennis C. Pence
Dennis C. Pence
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Coldwater Creek Inc., a Delaware corporation, do hereby constitute and appoint Dennis C. Pence, Chairman and Chief Executive Officer, and Melvin Dick, Chief Financial Officer, and each of them, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that the said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis C. Pence	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive	August 31, 2006
Dennis C. Pence	Officer)

/s/ Melvin Dick	Executive Vice President and Chief Financial Officer (Principal Financial	August 31, 2006
Melvin Dick	Officer and Principal Accounting Officer)

/s/ James R. Alexander	Director	August 31, 2006
James R. Alexander

/s/ Jerry Gramaglia	Director	August 31, 2006
Jerry Gramaglia

/s/ Curt Hecker	Director	August 31, 2006
Curt Hecker

/s/ Kay Isaacson-Leibowitz	Director	August 31, 2006
Kay Isaacson-Leibowitz

/s/ Robert H. McCall	Director	August 31, 2006
Robert H. McCall

/s/ Georgia Shonk-Simmons	President, Chief Merchandising Officer, and	August 31, 2006
Georgia Shonk-Simmons	Director

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Specimen stock certificate (filed with the Registrant’s S-1/A, File No. 333-16651).

5.1	Opinion and consent of Hogan & Hartson L.L.P.

23.1	Consent of KPMG LLP, Independent Registered Public Accountants.

23.2	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Amended and Restated Stock Option/Stock Issuance Plan (filed with the Registrant’s proxy statement on Form 14A on May 10, 2005, File No. 000-21915).

99.2	2006 Employee Stock Purchase Plan (filed with the Registrant’s preliminary proxy statement filed on Form PRE14A on April 28, 2006, File No. 000-21915).